[PRICEWATERHOUSECOOPERS LOGO]


                                                          Exhibit 15


Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C 20549


We are aware that our report dated August 12, 1998, on our review of the interim consolidated financial information of Intimate Brands, Inc. and Subsidiaries for the thirteen-week and twenty-six-week periods ended August 1, 1998 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8, Registration Nos. 333-04921 and 333-04923. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                                /s/ PRICEWATERHOUSECOOPERS LLP

                                                PRICEWATERHOUSECOOPERS LLP


Columbus, Ohio
September 11, 1998